UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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☐	Soliciting Material Pursuant to §240.14a-12
PIER 1 IMPORTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PIER 1 IMPORTS, INC.
100 Pier 1 Place
Fort Worth, Texas 76102
May 11, 2005
Dear Shareholder:
      The Board of Directors and Management cordially invite you to attend our Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on Thursday, June 30, 2005, at the Fort Worth Club, Trinity Room, 306 West 7th Street, Fort Worth, Texas. The formal Notice of the Annual Meeting of Shareholders and Proxy Statement are attached. Please read them carefully.
      It is important that your shares be voted at the meeting in accordance with your preference. If you do not plan to attend, you may vote your proxy by telephone, Internet or mail. A toll-free telephone number and web site address are included on your proxy card. If you choose to vote by mail, please complete the proxy card located in the envelope’s address window by indicating your vote on the issues presented and sign, date and return the proxy in the prepaid envelope provided. If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

Sincerely,

Marvin J. Girouard
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS
MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN RELATED PARTY TRANSACTIONS
AUDIT COMMITTEE REPORT
PIER 1 STOCK PERFORMANCE GRAPH
OTHER BUSINESS

PIER 1 IMPORTS, INC.
100 Pier 1 Place
Fort Worth, Texas 76102
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 30, 2005
       Our Annual Meeting of Shareholders will be held on Thursday, June 30, 2005, at 10:00 a.m., local time, at the Fort Worth Club, Trinity Room, 306 West 7th Street, Fort Worth, Texas for the following purposes:

(1) to elect seven directors to hold office until the next Annual Meeting of Shareholders; and

(2) to transact any other business as may properly come before the Annual Meeting or any adjournment.
      Only shareholders of record at the close of business on April 27, 2005 will be entitled to vote at the Annual Meeting. A complete list of Shareholders entitled to vote will be available for examination at Pier 1’s offices at 100 Pier 1 Place, Fort Worth, Texas by any shareholder during ordinary business hours for a period of ten days prior to the date of the Annual Meeting.
      To ensure that your vote will be counted, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the Annual Meeting. Also, the enclosed proxy card contains instructions on voting by telephone or by Internet instead of executing and returning the card. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting.

By Order of the Board of Directors,

J. Rodney Lawrence
Executive Vice President, Legal Affairs
and Corporate Secretary
May 11, 2005
Fort Worth, Texas
PLEASE PROMPTLY SUBMIT YOUR PROXY BY MAIL,
TELEPHONE OR INTERNET WHETHER OR NOT YOU INTEND
TO BE PRESENT AT THE ANNUAL MEETING.

PIER 1 IMPORTS, INC.
100 Pier 1 Place
Fort Worth, Texas 76102

PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 30, 2005
      The board of directors of Pier 1 Imports, Inc. is soliciting proxies for the 2005 Annual Meeting of Shareholders. You are receiving this proxy statement because you own shares of Pier 1 common stock that entitle you to vote at the meeting. By use of a proxy, you can vote on the matters to be decided at the meeting without actually attending the meeting in person. Simply complete, sign, date and return the enclosed proxy card in the envelope provided, and your shares will be voted at the meeting in accordance with your instructions. If no instructions are given on your proxy card with respect to a matter to be voted on, your shares will be voted in accordance with the recommendation of the board of directors contained in this proxy statement. The proxy card also contains instructions on voting by telephone or by Internet instead of signing and returning the card. Submitting your proxy by any of these methods will not affect your right to attend the meeting and vote in person.
      If you submit your proxy but later decide to change or revoke the instructions you provided, you may do so at any time before the proxies are voted at the meeting by notifying our corporate secretary in writing at 100 Pier 1 Place, Fort Worth, Texas 76102 that you wish to revoke your proxy, by delivering a subsequent proxy relating to the same shares, or by attending the Annual Meeting and voting in person. Please note, however, that attendance at the Annual Meeting will not, in and of itself, result in your proxy being revoked.
      Pier 1 will begin sending this proxy statement and the enclosed proxy card to our shareholders on May 11, 2005.
ELECTION OF DIRECTORS
      The shareholders will elect seven directors at the Annual Meeting. In order to be elected, a nominee for director must receive the vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting. Those elected will serve on the board until the next annual meeting and until their successors are elected and qualify. The board of directors has nominated each person listed below to stand for election.
      The persons named in your proxy will vote your shares for the election of these nominees unless you withhold authority to vote for any of them. Although we do not anticipate that any of the nominees will be unable or unwilling to serve as a director, in the event that is the case, the board may reduce its size or choose a substitute for that nominee. The board of directors recommends that you vote “FOR” each of the following nominees.
Nominees for Directors
MARVIN J. GIROUARD
      Marvin J. Girouard, age 65, has been a director of Pier 1 since August 1988, has served as chairman and chief executive officer since March 1999 and has been a member of the executive committee since December 1998. From June 1998 to February 1999, Mr. Girouard served as our president and chief executive officer and from August 1988 to June 1998, Mr. Girouard served as our president and chief operating officer. From May 1985 until August 1988, he served as senior vice president of merchandising of Pier 1 Imports (U.S.), Inc., one of Pier 1’s wholly owned subsidiaries. He is also a director of Brinker International, Inc.
JAMES M. HOAK, JR.
      James M. Hoak, Jr., age 61, has been a director of Pier 1 since September 1991 and is chairman of the nominating/corporate governance committee, chairman of the audit committee and a member of the executive committee. He has served as chairman of Hoak Media, LLC, a television broadcaster, since its formation in August 2003. He also has served as chairman and a principal of Hoak Capital Corporation, a private equity investment firm, since September 1991. He served as chairman of Heritage Media Corporation, a broadcasting and marketing services firm, from its inception in August 1987 until its sale in August 1997. From February 1991 to January 1995, he served as chairman and chief executive officer of Crown Media, Inc., a cable television company. He is also a director of Da-Lite Screen Company, Inc., Grande Communications, Inc., PanAmSat Corporation and Texas Industries, Inc.
TOM M. THOMAS
      Tom M. Thomas, age 63, has been a director of Pier 1 since September 1998, and is chairman of the executive committee, chairman of the compensation committee and a member of the nominating/corporate governance committee. Mr. Thomas has served as senior partner of Kolodey, Thomas & Blackwood, LLP, a law firm, since September 2001. He also served as senior partner of Thomas & Culp, LLP, a law firm, from 1994 to August 2001.
JOHN H. BURGOYNE
      John H. Burgoyne, age 63, has been a director of Pier 1 since February 1999 and is a member of the compensation committee. Mr. Burgoyne has served as president of Burgoyne and Associates, an international consulting firm, since March 1996. From May 1995 to March 1996, Mr. Burgoyne served as the general manager of IBM’s Travel Industry sector for their Asia Pacific Region. Prior to that time, he served as the president and general manager of IBM China Corporation Ltd.
MICHAEL R. FERRARI
      Michael R. Ferrari, age 65, has been a director of Pier 1 since February 1999 and is a member of the audit committee. He has served as senior vice president and managing director of the higher education practice of EFL Associates, an executive search firm, since May 2003. He is also the president of Ferrari and Associates LLC, a higher education consulting firm he established in May 2003. Dr. Ferrari was granted the title of Chancellor Emeritus of Texas Christian University by the university’s board of trustees on June 1, 2003, and served as chancellor of T.C.U. and as professor of management in the M. J. Neeley School of Business at T.C.U. from July 1998 through May 2003. From 1985 to 1998, he served as president of Drake University.
KAREN W. KATZ
      Karen W. Katz, age 48, has been a director of Pier 1 since June 2001 and is a member of the compensation committee and the nominating/corporate governance committee. She has served as president and chief executive officer of Neiman Marcus Stores since December 2002. From May 2000 to December 2002, she served as president and chief executive officer of Neiman Marcus Direct, a division of the Neiman Marcus Group. Prior to that time, she served as executive vice president of stores for Neiman Marcus Stores from February 1998 to May 2000 and senior vice president and director of stores of Neiman Marcus Stores from October 1996 to February 1998.

TERRY E. LONDON
      Terry E. London, age 55, has been a director of Pier 1 since September 2003 and is a member of the audit committee. He established London Partners LLC, a private equity investment firm, in August 2000 after serving as president and chief executive officer of Gaylord Entertainment Company, a specialty lodging and entertainment company, from May 1997 to August 2000. Prior to that time, he served as chief financial and administrative officer of Gaylord Entertainment from November 1991 to April 1997. He also serves as a director of Johnson Outdoors, Inc.
MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE,
DIRECTOR COMPENSATION AND STOCK OWNERSHIP
Corporate Governance
      The board of directors believes very strongly that good corporate governance is a prerequisite to achieving business success. In June 2000, the board of directors adopted formal, written corporate governance guidelines, policies and procedures designed to strengthen our corporate governance. In 2003, the board amended those guidelines to meet new requirements of the U.S. Securities and Exchange Commission and the New York Stock Exchange. Among other things, the enhanced guidelines contain standards for determining whether a director is independent, a code of business conduct and ethics applicable to all of Pier 1’s directors, officers and employees and updated charters for each of the board’s committees. The nominating/corporate governance committee is responsible for overseeing and reviewing the guidelines at least annually, and recommending any proposed changes to the full board for its approval. The Pier 1 Imports, Inc. Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters for the audit, compensation and nominating/corporate governance committees are available on our web site at www.pier1.com, under the heading Investor Relations — Corporate Governance.
Director Independence
      It is our policy that the board of directors will at all times consist of a majority of independent directors. In addition, all members of the audit committee, compensation committee and nominating/corporate governance committee must be independent. To be considered independent, a director must satisfy the independence requirements established by the NYSE and the SEC. The board will consider and apply all facts and circumstances relating to a director in determining whether that director is independent. The board has determined that six of the seven current members of the board of directors are independent. They are Directors Hoak, Thomas, Burgoyne, Ferrari, Katz and London.
Directors Attendance at Board and Committee Meetings and at the Annual Meeting of Shareholders
      Our board of directors met five times during fiscal year 2005. Each director attended at least 75% of the total number of board meetings and meetings of the board committee or committees on which he or she served during fiscal year 2005, except for Mrs. Katz who attended 60% of the total number of board meetings and meetings of the board committees on which she served. Although we have no formal policy on the matter, all directors are encouraged to attend, and typically have attended, our Annual Meeting of Shareholders. Last year, all directors except Mrs. Katz attended our annual meeting.
Fees Paid to Directors
      Each director who was not a Pier 1 employee received the following cash compensation for services to the board during fiscal year 2005:

•	a fee of $33,000;

•	$1,750 for each board meeting he or she attended in person;

•	$1,000 for each board meeting he or she attended by telephone;

•	$750 for each committee meeting he or she attended in person; and

•	$500 for each committee meeting he or she attended by telephone.
      The chairman of the audit committee and chairman of the compensation committee received additional compensation of $12,500 during fiscal 2005. All of our independent directors participate in Pier 1’s Director Deferred Stock Program. That program provides that directors must defer one-half, and may choose to defer up to all, of their cash fees. Deferred fees are matched 50% by Pier 1 into an equivalent value of deferred stock units. Directors receive shares of our common stock in exchange for their deferred stock units when they leave the board. Four of our independent directors deferred all of their cash fees last year, and two directors, Messrs. London and Ferrari, deferred 50% of their cash fees. Each non-employee director also receives an annual grant under our 1999 Stock Plan of stock options covering 6,000 shares of common stock which vest immediately. Directors who are Pier 1 employees do not receive any compensation for their board activities.
Board Committees
      There are four standing committees of the board of directors. They are the executive committee, the nominating/corporate governance committee, the audit committee and the compensation committee. A brief description of each committee’s function, the number of meetings held last fiscal year and the names of the directors who are members of the committees follows.
      Executive Committee. The executive committee directs and manages Pier 1’s business and affairs in the intervals between board meetings. In doing so, the committee has all of the powers and authority of the full board in the management of our business, except for powers or authority that may not be delegated to the committee as a matter of law or that are delegated by the board to another committee. The executive committee did not meet during the last fiscal year. Executive committee members are Directors Thomas (chairman), Girouard and Hoak.
      Nominating/Corporate Governance Committee. The nominating/corporate governance committee is responsible for considering and making recommendations to the board regarding nominees for election to the board and the membership of the various board committees. The committee is also responsible for establishing and overseeing our corporate governance guidelines. In fulfilling its purpose, the committee established and oversees the Pier 1 Imports, Inc. Corporate Governance Guidelines described earlier in this proxy statement and the Director Nomination Process which is set forth below. The nominating/corporate governance committee met on two occasions during the last fiscal year. Committee members are Directors Hoak (chairman), Thomas and Katz.
      Audit Committee. The audit committee provides assistance to the board in overseeing Pier 1’s accounting, auditing, financial reporting and systems of internal controls regarding finance and accounting. As part of its duties, the audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent auditors. The committee also reviews our quarterly and year-end financial statements. The audit committee held 10 meetings during the last fiscal year. Audit committee members are Directors Hoak (chairman), Ferrari and London. The board of directors has determined that each member of the audit committee is an audit committee financial expert, as defined by the SEC, and has accounting or related financial management expertise within the meaning of NYSE listing standards.
      Compensation Committee. The compensation committee recommends to the Board adopting or amending Pier 1’s incentive-based compensation plans and sets compensation for our chief executive officer and executive vice presidents. It also oversees the administration of the incentive plans and other compensation and benefit plans and recommends to the board compensation of our directors and changes in or the establishment of compensation and benefit plans for our employees. The committee held three meetings during the last fiscal year. Compensation committee members are Directors Thomas (chairman), Burgoyne and Katz.

Meetings of Independent Directors without Management Present
      To empower our independent directors to serve as a more effective check on management, our independent directors meet at regularly scheduled executive sessions without members of Pier 1’s management present. The independent directors met without management present four times last fiscal year following each quarterly scheduled board meeting. The chairman of the executive committee presides over these meetings.
Procedures for Communicating with Directors
      The board of directors has established a process by which shareholders can send communications to board members. Shareholders can send written communications to one or more members of our board, addressed to:
[Name of Board Member], Board of Directors
Pier 1 Imports, Inc.
c/o Corporate Secretary
100 Pier 1 Place
Fort Worth, Texas 76102
      In addition, you may communicate with the chairman of the audit committee, compensation committee and nominating/corporate governance committee by sending an email to auditchair@pier1.com, compchair@pier1.com, or corpgovchair@pier1.com, respectively, as well as our independent directors as a group by sending an email to independentdirectors@pier1.com.
      Communications are distributed to the board or to the individual director or directors, as appropriate, depending on the subject matter and facts and circumstances outlined in the communication. Communications that are not related to the duties and responsibilities of the board will not be distributed, including:

•	spam;

•	junkmail and mass mailings;

•	product complaints;

•	product inquiries;

•	new product suggestions;

•	resumés and other forms of job inquiries;

•	surveys; and

•	business solicitations or advertisements.
      In addition, we will not distribute unsuitable material to our directors, including material that is unduly hostile, threatening or illegal, although any communication that is filtered out is available to any independent director upon request.
Director Nomination Process

Board Member Qualification Criteria
      The nominating/corporate governance committee has adopted Board Member Qualification Criteria which set forth the attributes and qualifications considered by the committee in evaluating nominees for director. The primary qualities and characteristics the committee looks for in nominees for director are:

•	management and leadership experience;

•	relevant knowledge and diversity of background and experience; and

•	personal and professional ethics, integrity and professionalism.
      The committee also believes that the board should be composed of individuals who have achieved a high level of distinction in business, law, education or public service and who possess one or more of the following specific qualities or skills:

•	financial expertise;

•	general knowledge of the retail industry;

•	information technology experience;

•	international business experience; and

•	CEO, CFO or other senior management experience.

Internal Process for Identifying Candidates
      Members of the nominating/corporate governance committee or other Pier 1 directors or executive officers may, from time to time, identify potential candidates for nomination to our board. All proposed nominees, including candidates recommended for nomination by shareholders in accordance with the procedures described below, will be evaluated in light of the Board Member Qualification Criteria and the projected needs of the board at the time. As set forth in the committee’s charter, the committee may retain a search firm to assist in identifying potential candidates for nomination to the board of directors. The search firm’s responsibilities may include identifying and evaluating candidates believed to possess the qualities and characteristics set forth in the Board Member Qualification Criteria, as well as providing background information on potential nominees and interviewing and screening nominees if requested to do so by the committee.

Shareholder Recommendations for Directors
      The committee will consider candidates recommended by shareholders for election to our board. A shareholder who wishes to recommend a candidate for evaluation by the committee should forward the candidate’s name, business or residence address, principal occupation or employment and a description of the candidate’s qualifications to the Chairman of the Nominating/Corporate Governance Committee, in care of the Corporate Secretary, Pier 1 Imports, Inc., 100 Pier 1 Place, Fort Worth, Texas 76102.
      In order for a candidate proposed by a shareholder to be considered by the committee for inclusion as a board nominee at the 2006 Annual Meeting, the candidate must meet the Board Member Qualification Criteria described above and must be expressly interested and willing to serve as a Pier 1 director. In addition, the corporate secretary must receive the request for consideration and all required information no later than 5:00 p.m., local time, on March 2, 2006. Proposals should be sent via registered, certified or express mail. The corporate secretary will send properly submitted shareholder recommendations to the chairman of the committee. Individuals recommended to the committee by shareholders in accordance with these procedures will be evaluated by the committee in the same manner as individuals who are recommended through other means.

Shareholder Nominations of Directors
      Section 11 of Article II of our by-laws also permits a shareholder to propose a candidate at an annual meeting of shareholders who is not otherwise nominated by the board of directors through the process described above if the shareholder complies with the advance notice, information and consent provisions contained in the by-laws. To comply with the advance notice provision of the by-laws, a shareholder who wishes to nominate a director at the 2006 Annual Meeting must provide Pier 1 written notice no earlier than April 1, 2006 and no later than May 1, 2006. You may contact our corporate secretary to obtain the specific information that must be provided with the advance notice.

Nominees for Election at the 2005 Annual Meeting
      No nominees for election to the board of directors at our 2005 Annual Meeting of Shareholders were submitted by shareholders or groups of shareholders owning more than 5% of our common stock.
Security Ownership of Management
      The following table indicates the ownership on April 27, 2005, of Pier 1’s common stock by each director and nominee, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group:

	Shares		Percent
	Beneficially		of
Name	Owned(1)(2)		Class

John H. Burgoyne	45,437		*
Michael R. Ferrari	43,900		*
Marvin J. Girouard	2,332,284	(3)	2.66%
James M. Hoak, Jr.	158,939		*
Jay R. Jacobs	189,749		*
Karen W. Katz	29,000		*
J. Rodney Lawrence	390,548		*
Terry E. London	11,000		*
Tom M. Thomas	12,000		*
Charles H. Turner	282,729		*
E. Mitchell Weatherly	375,114		*
All directors and executive officers as a group	4,567,853		5.09%

(1)	The table includes shares acquired through and held by Pier 1’s Stock Purchase Plan through April 27, 2005. The table also includes shares issuable within 60 days of April 27, 2005 to Mr. Burgoyne (41,000 shares), Mr. Ferrari (41,000 shares), Mr. Girouard (1,411,250 shares), Mr. Hoak (63,000 shares), Mr. Jacobs (177,500 shares), Mrs. Katz (29,000 shares), Mr. Lawrence (362,000 shares), Mr. London (11,000 shares), Mr. Thomas (12,000 shares), Mr. Turner (257,000 shares), Mr. Weatherly (362,000 shares) and to all directors and executive officers as a group (3,409,050 shares), upon the exercise of stock options granted pursuant to our stock option plans.

(2)	Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to his or her shares.

(3)	Includes 921,034 shares owned beneficially with sole voting power only.
  *     Represents less than 1% of the outstanding shares of the class.
Security Ownership of Certain Beneficial Owners
      The following table indicates the ownership by each person who is known by us as of April 27, 2005 to own beneficially five percent or more of our common stock:

Name and	Shares		Percent
Address of	Beneficially		of
Beneficial Owner	Owned		Class

Berkshire Hathaway, Inc.	8,000,000	(1)	9.31%
1440 Kiewit Plaza
Omaha, NE 68131

Royce & Associates, LLC	6,635,600	(2)	7.68%
1414 Avenue of the Americas
New York, NY 10019

(1)	This information was obtained from a Schedule 13G Report filed with the Securities and Exchange Commission on February 14, 2005 by Berkshire Hathaway, Inc., Warren E. Buffett, OBH, Inc., National Indemnity Company, GEICO Corporation and Government Employees Insurance Company as beneficial owners of the shares listed. The filing indicates that the beneficial owners have shared voting power and shared dispositive power over all of the shares listed.

(2)	The beneficial owner has sole voting power and sole dispositive power over all of the shares listed. This information was obtained from the beneficial owner’s Schedule 13G Report filed with the Securities and Exchange Commission on February 2, 2005.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and the NYSE reports disclosing their ownership and changes in ownership of our common stock or other equity securities. Our officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners during the last fiscal year were observed.
EXECUTIVE COMPENSATION
      The following table sets forth a summary of the compensation with respect to the past three fiscal years for services rendered in all capacities to Pier 1 and our subsidiaries by our chief executive officer and our four other most highly compensated executive officers.
Summary Compensation Table

		Annual Compensation				Long-Term Compensation

					Other	Restricted	Securities	All
Name and	Fiscal				Annual	Stock	Underlying	Other
Principal Position	Year	Salary	Bonus		Compensation(1)	Awards(2)	Options (#)	Compensation(3)

Marvin J. Girouard	2005	$1,000,000	$—		$44,656	—	300,000	$235,466
Chairman and Chief	2004	950,000	—		56,180	—	300,000	331,021
Executive Officer	2003	900,000	1,980,000	(4)	47,115	—	300,000	438,454

Charles H. Turner	2005	365,000	—		52,649	—	100,000	37,114
Executive Vice	2004	345,000	—		26,102	—	100,000	32,921
President, Finance,	2003	325,000	536,250		42,837	—	100,000	70,399
Chief Financial Officer and Treasurer

Jay R. Jacobs	2005	365,000	—		29,100	—	100,000	43,494
Executive Vice	2004	345,000	—		34,783	—	100,000	40,873
President,	2003	325,000	536,250		42,840	—	100,000	79,415
Merchandising

E. Mitchell Weatherly	2005	280,000	—		47,215	—	100,000	36,014
Executive Vice	2004	265,000	—		29,054	—	100,000	31,801
President, Stores	2003	245,000	404,250		45,451	—	100,000	61,831

J. Rodney Lawrence	2005	280,000	—		26,197	—	100,000	40,803
Executive Vice	2004	265,000	—		35,358	—	100,000	39,038
President, Legal	2003	250,000	412,500		26,305	—	100,000	67,452
Affairs

(1)	Includes reimbursements for club dues, automobile expenses, financial planning and medical expenses. Except for the amounts paid to Messrs. Turner and Weatherly in fiscal year 2005 and Messrs. Girouard, Jacobs, Weatherly and Lawrence in fiscal year 2004, Other Annual Compensation paid to the named executives did not equal or exceed $50,000 or ten percent of the total annual salary and bonus paid to any such executive in the years reported. During fiscal year 2005, Pier 1 reimbursed Mr. Turner $14,660 for automobile expenses and $27,057 for medical expenses and Mr. Weatherly

$14,729 for automobile expenses and $23,288 for medical expenses. During fiscal year 2004, Pier 1 reimbursed Mr. Girouard $19,856 for automobile expenses and $21,497 for financial planning, Mr. Jacobs $14,856 for automobile expenses, Mr. Weatherly $14,874 for automobile expenses and Mr. Lawrence $14,897 for automobile expenses and $10,594 for medical expenses.

(2)	No restricted stock awards were granted during the periods covered by this table and no restricted shares were outstanding at fiscal year end 2005.

(3)	Includes in fiscal year 2005 Pier 1’s matching contributions accrued under our 401(k) Retirement Plan of $6,439 for Mr. Girouard, $6,929 for Mr. Turner, $5,792 for Mr. Jacobs, $6,237 for Mr. Weatherly and $6,560 for Mr. Lawrence; matching contributions accrued under our Benefit Restoration Plans of $30,000 for Mr. Girouard, $7,300 for Mr. Turner, $10,950 for Mr. Jacobs, $8,400 for Mr. Weatherly and $8,400 for Mr. Lawrence; matching contributions accrued under our Stock Purchase Plan of $100,000 for Mr. Girouard, $18,250 for Mr. Turner, $18,250 for Mr. Jacobs, $14,000 for Mr. Weatherly and $14,000 for Mr. Lawrence; above-market earnings accrued on our Benefit Restoration Plans of $53,158 for Mr. Girouard, $4,635 for Mr. Turner, $8,502 for Mr. Jacobs, $7,377 for Mr. Weatherly and $11,843 for Mr. Lawrence; and above-market earnings on compensation deferred by Mr. Girouard of $45,869.

(4)	Mr. Girouard deferred all of his bonus for fiscal year 2003.

Employment Related Contracts, Severance and Change-in-Control Agreements.
      Pier 1 has entered into Post-Employment Consulting Agreements with Messrs. Girouard, Turner, Jacobs, Weatherly, Lawrence and two of our other executive officers. Those agreements provide that if Pier 1 terminates the executive’s employment prior to retirement other than for “cause”, or if the executive terminates his employment with Pier 1 for “good reason”, as defined in the agreements, we will retain the executive as a consultant for up to two years, depending on the executive’s number of years of service as an officer, and will pay the executive a monthly consulting fee equal to one-twelfth of his annual base salary immediately prior to his termination. We will also pay the executive 50% of his or her cost for continuing medical and dental insurance coverage. If the executive enters into employment during the consulting period that provides compensation equal to or greater than the amount of the consulting fees, we will pay the executive an immediate one-time payment in the amount of 50% of the difference between the total fees that otherwise would have been payable during the term of the consulting agreement and the aggregate fees actually paid prior to reemployment. If the executive enters into employment during the consulting period that provides compensation less than the consulting fees, we will reduce the monthly consulting fee by the amount of the monthly compensation for reemployment, and at the end of the consulting period will pay the executive 50% of the difference between the total fees that otherwise would have been payable during the term of the consulting agreement and the aggregate fees actually paid.
      Pier 1 also has two supplemental retirement plans to aid in attracting and retaining key executives. Messrs. Girouard, Lawrence and Weatherly are fully vested in a plan, adopted by Pier 1 in 1986, which provides that upon death, disability, termination of employment within 24 months of a “Change of Control” (as defined in the plan) of Pier 1 (other than a termination for “cause”, by the participant other than for “good reason” and certain other reasons as defined in the plan), retirement or other termination (commencing no earlier than at retirement age of 65), a participant will receive annual benefits over a period of 15 years (or a discounted lump-sum at the time of retirement in lieu of annual benefits) which, when added to Social Security retirement benefits, generally equal his target percentage of 50% of the average of his highest annual salary and bonus for any three years, increased by 6% per year for 15 years. If a participant has at least 10 years of plan participation and retires at or after age 55 and before age 65, the percentage of his highest average annual salary and bonus used to calculate his benefit is reduced by 5% for each year his retirement precedes age 65. If a participant retires after age 65, the percentage of his highest average annual salary and bonus (prior to age 65) used to calculate his benefit is increased above 50% by 5% for each year of service after age 65, to a total not greater than 65%. In addition to the benefits described above, each participant in the plan in the event of termination of employment has the right to participate, during the 15 years after the participant reaches age 65, in any major medical and hospitalization insurance coverage made available generally to Pier 1 employees and their dependents. In the event of retirement, including retirement as a result of a Change of Control, with respect to each participant who is actively employed by Pier 1 after December 5, 2002, such participant has the right to participate during his or her lifetime in any major medical and hospitalization insurance coverage made available generally to Pier 1 employees and dependents.
      The following table shows, for various levels of average annual compensation, the computed annual benefit and the alternative lump-sum benefit, payable at age 65, discounted at a rate equal to the lesser of the Pension Benefit Guaranty Corporation interest rate for immediate annuities (PBGC rate) or a 24-month rolling average of the PBGC rate, and less a calculated Social Security retirement benefit.

		Computed
Average Annual	Annual	Lump-Sum
Compensation	Benefit	Benefit

$ 300,000	$206,833	$2,509,107
400,000	284,420	3,450,313
500,000	362,007	4,391,520
600,000	439,593	5,332,726
700,000	517,180	6,273,933
800,000	594,766	7,215,139
1,000,000	749,939	9,097,552
1,200,000	905,113	10,979,965
1,500,000	1,137,872	13,803,585
1,600,000	1,215,459	14,744,792
1,800,000	1,370,632	16,627,205
2,000,000	1,525,805	18,509,618
2,200,000	1,680,978	20,392,031
2,400,000	1,836,151	22,274,444
      The applicable average annual compensation as determined under the plan for Mr. Girouard is $2,312,125, for Mr. Weatherly is $501,458 and for Mr. Lawrence is $512,083. All participants in the plan have elected to receive benefits in a lump-sum distribution rather than annual benefits.
      We established a trust to hold funds to settle obligations under this plan. The trust assets are consolidated in our financial statements and consist of short-term money market investments aggregating $21,386,000 at February 26, 2005. These investments are restricted and may only be used to satisfy retirement obligations under the plan, which are expected to aggregate approximately $32,745,000 through fiscal year 2015. Contributions to the trust are made at the discretion of the compensation committee.
      Messrs. Turner and Jacobs and two other executive officers participate in a supplemental retirement plan adopted by Pier 1 in 1995, which provides that upon death, disability, retirement (including retirement as a result of a “Change in Control” (as defined in the plan) of Pier 1 (other than a termination for “cause”, by the participant other than for “good reason” and certain other reasons as defined in the plan) or other termination (commencing no earlier than at retirement age of 65), a participant will receive a life annuity based on annual benefits which, when added to Social Security retirement benefits, generally equal a percentage (not to exceed a maximum of 60%) of the participant’s highest average annual salary and bonus (based on a three-year average). If a participant has at least 10 years of plan participation and retires at or after age 55 and before age 65, the percentage of his highest average annual salary and bonus used to calculate his benefit is reduced by 5% for each year his retirement precedes age 65. Benefits vest for each participant at the rate of 10% per year of participation in the plan. Further, benefits accrue for each participant at a rate of 5% per year of credited service with Pier 1. The years of participation in the plan are: for Mr. Turner 9 years and for Mr. Jacobs 9 years; and the years of credited service are: for Mr. Turner 13 years and for Mr. Jacobs 27 years. In addition to the benefits described above, each participant in this plan in the event of termination of employment, other than for cause, has the right to participate, during the 15 years after the participant reaches age 65, in any major medical and hospitalization insurance coverage made available generally to Pier 1 employees and their dependents. In the event of retirement, including retirement as a result of a Change of Control, with respect to each participant who is actively employed by Pier 1 after December 5, 2002, such participant has the right to participate during his or her lifetime in any major medical and hospitalization insurance coverage made available generally to Pier 1 employees and dependents.
      The following table shows for various levels of average annual compensation the computed annual benefit payable at age 65 including current maximum annual Social Security retirement benefits.

Computed
Average Annual	Annual
Compensation	Benefit(1)

$ 300,000	$180,000
400,000	240,000
500,000	300,000
600,000	360,000
700,000	420,000
800,000	480,000
1,000,000	600,000
1,200,000	720,000
1,500,000	900,000
1,600,000	960,000
1,800,000	1,080,000
2,000,000	1,200,000

(1)	Assuming full vesting and accrual.
      The applicable average annual compensation for Mr. Turner is $676,333 and for Mr. Jacobs is $676,333.
      Pier 1’s 1999 Stock Plan provides that options granted to employees under the plan, including the named executive officers, immediately become fully exercisable in the event of a “Change-in-Control” (as defined in the plan), unless the board of directors determines otherwise prior to the Change-in-Control.
Option Grants in the Last Fiscal Year
      The following table sets forth information relating to stock options granted during the fiscal year ended February 26, 2005, to the executive officers named in the Summary Compensation Table.

	Number of	% of Total
	Securities	Options
	Underlying	Granted to
	Options	Employees in	Exercise Price	Expiration	Grant Date
Name	Granted(1)	Fiscal Year	(per share)(2)	Date	Present Value(3)

Marvin J. Girouard	300,000	10.02%	$17.25	06/28/14	$1,847,000
Charles H. Turner	100,000	3.34	17.25	06/28/14	616,000
Jay R. Jacobs	100,000	3.34	17.25	06/28/14	616,000
E. Mitchell Weatherly	100,000	3.34	17.25	06/28/14	616,000
J. Rodney Lawrence	100,000	3.34	17.25	06/28/14	616,000

(1)	All options were granted on June 28, 2004 and become exercisable in annual installments of 25% on each of the four anniversaries of the date of grant, except that all options become immediately exercisable upon retirement. The administrative committee of the stock option plan may permit an employee to tender previously owned shares to pay the exercise price of an option and may permit an employee to satisfy his income tax withholding obligations up to the minimum statutory rate by the delivery of previously owned shares or the withholding of shares otherwise issuable upon exercise of the option. Options will terminate at the time of termination of employment if the termination is for “cause” or for resignation without Pier 1’s consent, or three months after termination in the case of any other termination, one year after death or disability, or three years after retirement.

(2)	Exercise price is equal to the current market value at the date of grant.

(3)	The present value of options on the date of grant was determined using a variation of the Black-Scholes option pricing model. The estimated values under the Black-Scholes option pricing model are based on the following assumptions at the time of grant: an exercise price equal to the fair market value of the underlying common stock; option term of five years; interest rate of 3.95%, which represents the interest rate at such option grant date of U.S. treasury securities having a five-year maturity; an expected dividend yield of 1.5% per year and a projected stock price volatility factor of 40%, which is estimated based on Pier 1’s historical common stock prices. For purposes of determining these option valuations, a term of five years was used for the length of the option term rather than the actual ten-year option term. Five years approximates the historical average length of time from grant date to exercise date for all options previously granted by Pier 1. These assumptions were made as of the time of grant and may or may not be valid assumptions at later points in time. The actual value, if any, that an executive may realize from the options will be the excess of the market price of our common stock on the day of exercising the options over the exercise price of the options. The actual value may differ significantly from the value estimated in the table.

Aggregate Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values
      The following table provides information relating to the exercise of stock options by the executive officers named in the Summary Compensation Table during the last fiscal year, and the number and value of exercisable and unexercisable stock options held by those officers at February 26, 2005.

			Number of
			Securities
			Underlying		Value of Unexercised
			Unexercised		In-the-Money
			Options		Options
			at Fiscal Year-End		at Fiscal Year-End(2)
	Shares Acquired	Value
Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Marvin J. Girouard	127,203	$1,811,966	1,411,250	750,000	$11,125,202	$970,500
Charles H. Turner	32,500	371,178	257,000	250,000	1,320,032	323,500
Jay R. Jacobs	50,000	593,740	177,500	250,000	902,663	323,500
E. Mitchell Weatherly	—	—	362,000	250,000	2,462,107	323,500
J. Rodney Lawrence	—	—	362,000	250,000	2,462,107	323,500

(1)	Computed as the difference between the option exercise prices and the market price of the common stock at the date of exercise.

(2)	Computed as the difference between the option exercise prices and $18.04 (the closing price of the common stock at fiscal year-end).

Equity Compensation Plan Information
      The following table sets forth certain information regarding our equity compensation plans as of February 26, 2005.

Number of
	Number of		Securities Remaining
	Securities to		Available for Future
	be Issued upon	Weighted-Average	Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding
	Warrants and	Warrants and	Securities Reflected
Plan Category	Rights(1)	Rights(1)	in the First Column)(2)

Equity compensation plans approved by shareholders	12,273,325	$15.40	1,720,098
Equity compensation plans not approved by shareholders(3)	N/A	N/A	N/A
Total:	12,273,325	$15.40	1,720,098

(1)	Pier 1 has not granted warrants or rights applicable to this chart.

(2)	Includes 268,594 shares which may be awarded under the terms of Pier 1’s Management Restricted Stock Plan. Our Stock Purchase Plan permits all participants to elect to have up to 10% of their compensation deducted and used to purchase Pier 1 common stock monthly at market values. Pier 1 provides matching contributions of 10% to 50% of each participant’s deduction, depending on the participant’s length of service, except that any participant who received contributions at a rate of 50% or more at the close of business on October 31, 1985 remains at that rate. There is no limit as to the number of shares that can be purchased under the Stock Purchase Plan.

(3)	We do not have any equity compensation plans which have not been approved by our shareholders.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      Our compensation committee is composed of directors Tom M. Thomas, John H. Burgoyne and Karen W. Katz. Each member of our compensation committee is an independent director, as defined in the listing standards of the NYSE. Our committee oversees Pier 1’s incentive-based compensation plans and makes recommendations to the full board on establishing and amending incentive-based compensation plans and on matters relating to other compensation and benefit plans for our chief executive officer and seven executive vice presidents. These responsibilities are reflected in our committee’s charter, which is periodically reviewed and revised by the board and the committee. In fulfilling our responsibilities, our committee has the authority to engage an outside consulting firm or firms to assist in our evaluation of compensation. In fiscal year 2005 we employed Hewitt Associates to provide a recommendation regarding the annual review of the chief executive officer’s base salary.
      Our overall philosophy on management compensation is that senior executives’ compensation should be structured in a way that provides strong incentives for long term success and performance. In addition to base salary, executive compensation can include a bonus, stock options, restricted stock, benefits and perquisites. Pier 1’s incentive programs include both short-term bonus plans to reward annual performance and long-term, stock-based plans to reward increases in shareholder value and to align management’s interests with those of our shareholders. Our goal is to have more than half of potential senior executive compensation come from Pier 1’s performance-based compensation plans. As a senior executive’s level of responsibility increases, a greater portion of that executive’s potential compensation comes from performance-based programs, with larger percentages of potential compensation directly related to the price of Pier 1’s common stock.
      When determining senior executives’ compensation, the committee also considers the effect of limitations on deductibility of compensation for federal income tax purposes. Section 162(m) of the Internal Revenue Code generally prohibits public companies like Pier 1 from deducting from corporate income all compensation paid to the chief executive officer or any of the four other most highly compensated officers that exceeds for each officer $1,000,000 during the tax year. Qualifying performance-based compensation paid pursuant to plans approved by shareholders is not subject to this deduction limitation. Our committee attempts to preserve the federal tax deductibility of compensation to the extent reasonably practicable when doing so is consistent with the executive compensation objective and goals mentioned above. While we are aware of and understand the requirements of Section 162(m), we do not believe that compensation decisions should be based solely upon the amount of compensation that is deductible for federal income tax purposes. Accordingly, the committee reserves the right to approve elements of compensation for certain officers that are not fully deductible. For fiscal 2005, the only officer who received compensation that was not fully deductible was our chief executive officer.
      Each year, our committee reviews the level of base salary paid to the chief executive officer. Beginning with fiscal year 2005, our committee additionally reviewed and approved base salary levels for executive vice presidents. Base salary is based primarily upon Pier 1’s competitiveness in the retail industry, our profitability and the individual performance of the executive during that year. In determining Pier 1’s competitiveness, our committee establishes a peer group of companies for comparative purposes. In determining an executive’s compensation, we also consider other factors we believe are relevant to the determination, but we do not assign specific weights to the different factors. Our committee believes that the base salaries paid to the chief executive officer and executive vice presidents during fiscal year 2005 were both fair and reasonable.
      During the 2005 fiscal year, Pier 1 maintained an annual bonus plan for the chief executive officer and the executive vice presidents. Under that plan, bonus awards are paid if Pier 1 attains certain targeted levels of pretax income. Our committee believes that pretax income is the most important factor to consider when determining shareholder value. We periodically establish percentages of target incentives to be paid when certain pretax income levels are met. Pretax income levels are established based on percentages of pretax profit during a period of not less than one fiscal quarter nor more than one fiscal year, as determined by our committee. Target incentives are expressed as a percentage of the base salary of participants and are competitive when compared to Pier 1’s peer group.
      The target bonus for the chief executive officer remained at 100% of his base salary for the fiscal year 2005 plan. The target bonuses for the executive vice presidents remained at 75% of base salaries for the period. Our committee believes that the targeted levels of pretax income and related target bonuses set for the chief executive officer and executive vice presidents during fiscal year 2005 were both fair and reasonable. The minimum level of pretax income, however, was not achieved in fiscal year 2005; therefore, the chief executive officer and executive vice presidents did not receive bonuses under the plan and did not receive any salary increase for fiscal year 2006, except that Mr. Weatherly received an increase in base salary due to his promotion from Executive Vice President, Human Resources to Executive Vice President, Stores.
      Pier 1 provides long-term incentives to executives and key employees through the grant of stock options. Under our stock option plan, executives and other key employees may be awarded options to purchase Pier 1 stock, which in the past have always been at a purchase price equal to the market price of the stock on the date of grant. Awards under the stock option plan are designed with the intention of both promoting Pier 1’s success and retaining the executive or employee by giving value to the executive or employee only when there is a corresponding increase in value to all shareholders. Our committee believes that the stock options awarded to our chief executive officer and executive vice presidents during fiscal year 2005 were both fair and reasonable.
      The committee also believes that the relative amounts of CEO compensation and compensation paid to our other executives demonstrates internal pay equity and is reasonable and consistent with external compensation differences in our peer group and reference labor market.
      In the future, we intend to use other incentives such as stock appreciation rights or restricted stock in conjunction with stock option awards as part of long-term compensation. The grants to executives and key employees are intended to reward them for Pier 1’s performance and provide incentives for the executives and key employees to remain with Pier 1.
      The Compensation Committee and the full Board believe that attracting, retaining and motivating Pier 1’s employees, and particularly our senior management, are essential to Pier 1’s performance. We will continue to administer and develop our compensation programs in a manner that we expect to advance shareholders’ interests and that engender shareholder support.

COMPENSATION COMMITTEE

Tom M. Thomas, Chairman
John H. Burgoyne
Karen W. Katz
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION;
CERTAIN RELATED PARTY TRANSACTIONS
      During the fiscal 2005 year, the compensation committee was composed of Directors Thomas, Burgoyne and Katz, none of whom is an employee of Pier 1. No member of the committee served on the board of directors of any other company that either employs an executive who is a director of our company or includes on its board of directors another member of our board. Mr. Girouard’s son, Mark Girouard, is employed by Pier 1 Services Company, a Pier 1 subsidiary. He is the Manager of Strategic Analysis in the finance department. In fiscal 2005, he was paid annual compensation less than $100,000. Mark Girouard is not an officer of the company and did not report directly to Mr. Marvin Girouard.
AUDIT COMMITTEE REPORT
      Each member of our audit committee is an independent director, as defined in the listing standards of the NYSE. In accordance with our committee’s written charter, our committee assists the board in overseeing the quality and integrity of Pier 1’s accounting, auditing and financial reporting practices. In performing our oversight function, we reviewed and discussed Pier 1’s audited consolidated financial statements as of and for the fiscal year ended February 26, 2005 with management and Pier 1’s independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. We also discussed with Pier 1’s independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the consolidated financial statements.
      Our committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and Pier 1 that might affect the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” We discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied ourselves that the auditors are independent. Our committee also considered whether the provision of non-audit services by Ernst & Young LLP, Pier 1’s independent auditors for fiscal 2005, to Pier 1 is compatible with maintaining Ernst & Young LLP’s independence.

      Based on the above-mentioned review and discussions with management and the independent auditors, we recommended to the board of directors that Pier 1’s audited consolidated financial statements be included in Pier 1’s Annual Report on Form 10-K for the fiscal year ended February 26, 2005, for filing with the SEC.

AUDIT COMMITTEE

James M. Hoak, Jr., Chairman
Michael R. Ferrari
Terry E. London
PIER 1 STOCK PERFORMANCE GRAPH
      The following graph compares the five-year cumulative total shareholder return for Pier 1 common stock against the Standard & Poor’s 500 Stock Index and the Dow Jones Industrial Average. The annual changes for the five-year period shown on the graph are based on the assumption, as required by SEC rules, that $100 had been invested in Pier 1 stock and in each index on February 26, 2000 and that all quarterly dividends were reinvested at the average of the closing stock prices at the beginning and end of the quarter. The total cumulative dollar returns shown on the graph represent the value that such investments would have had on February 26, 2005.

	2/26/2000	3/3/2001	3/2/2002	3/1/2003	2/28/2004	2/26/2005
Pier 1 Imports, Inc.	100.00	151.12	247.77	197.85	294.15	231.86
S&P 500 Index	100.00	88.59	82.36	62.27	86.25	92.86
S&P Retail Stores Composite	100.00	92.38	111.14	79.25	122.98	135.34
Index
OTHER BUSINESS
      We do not plan to act on any matters at the meeting other than those described in this proxy statement. If any other business should properly come before the meeting, the persons named in the proxy will vote in accordance with their best judgment.
Relationship with Independent Auditors
      Pursuant to its amended charter, the audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent auditors. The audit committee plans to select auditors for the 2006 fiscal year at a committee meeting which will precede the Annual Meeting of Shareholders.
      The audit committee appointed Ernst & Young LLP as our auditors for fiscal year 2005. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Shareholders and will be given the opportunity to make a statement if he or she so desires and to respond to appropriate questions from shareholders.
Independent Auditor Fees
      The following table presents fees incurred for professional services rendered by Ernst & Young LLP, our independent auditors, for fiscal years ended February 26, 2005 and February 28, 2004.

	February 26, 2005	February 28, 2004

Audit Fees(1)	$1,035,535	$483,000
Audit-Related Fees(2)	54,100	70,300
Tax Fees(3)	187,000	197,100

Total Fees	$1,276,635	$750,400

(1)	Includes fees for services related to the annual audit of the consolidated financial statements, required statutory audits and reviews of Pier 1’s quarterly reports on Form 10-Q. Fiscal 2005 audit fees also include $560,000 for services with respect to the auditor’s report on Pier 1’s internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley act of 2002.

(2)	Includes fees for services related to employee benefit plan audit, agreed-upon procedures related to the securitization of Pier 1’s proprietary credit card receivables and various accounting and reporting consultations.

(3)	Includes fees for services related to tax compliance, tax advice and tax planning. Fiscal 2004 tax fees also include payments totaling $28,000 related to an engagement for which fees were based in part on findings prior to May 21, 2004. Services for this engagement were rendered from September 2002 through January 2004.
Pre-approval of Nonaudit Fees
      The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The policy provides for pre-approval by the audit committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the audit committee must approve the permitted service before the independent auditor is engaged to perform it. The audit committee has delegated to the chairman of the audit committee authority to approve permitted services provided that the chairman reports any decisions to the committee at its next scheduled meeting.
Shareholder Proposals for 2006 Annual Meeting
      To be included in the proxy statement relating to the 2006 Annual Meeting of Shareholders, shareholder proposals must be received by our corporate secretary no later than 5:00 p.m., local time, January 11, 2006.
      In order to bring a matter before the 2006 Annual Meeting of Shareholders that is not contained in the proxy statement, including the nomination of an individual for election as a director, a shareholder must comply with the advance notice provisions of our by-laws. Our by-laws require that we receive notice of the matter no earlier than April 1, 2006, and no later than May 1, 2006. You may contact our corporate secretary to find out what specific information regarding the matter must be included with the advance notice.

Proxy Solicitation
      We have hired Mellon Investor Services, LLC to assist us in soliciting proxies. We will pay all costs associated with the solicitation, including Mellon’s fees, which we expect to be $5,000 or less, and all mailing and delivery expenses. In addition to solicitations by mail, our officers and employees may solicit proxies personally and by telephone or other means, for which they will receive no compensation in addition to their normal compensation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse them for their reasonable out-of-pocket and clerical expenses.
Voting Securities
      Shareholders of record on April 27, 2005 will be entitled to vote at the meeting. On that date, 86,383,296 shares of our common stock were outstanding and entitled to vote at the meeting. Each share of common stock entitles the holder to one vote on each matter voted on at the meeting. An abstention, if allowed for a proposal, will not be counted as voting for the matter, and, therefore, will have the same effect as a vote against the matter. Unless otherwise stated herein or on the proxy card, non-votes will not be counted as a vote either for or against the matter.
Voting by Plan Administrator
      The enclosed proxy card also covers shares of Pier 1 common stock held for participants in our Stock Purchase Plan and will serve as voting instructions for the plan administrator.
Quorum
      Shareholders representing a majority of the shares of our common stock outstanding as of April 27, 2005 must be present at the Annual Meeting in order to conduct business at the meeting.
YOUR VOTE IS IMPORTANT
      You are encouraged to let us know your preference by completing and returning the enclosed proxy card or by voting by telephone or the Internet.
J. Rodney Lawrence
Executive Vice President, Legal Affairs
and Corporate Secretary
May 11, 2005

PIER 1 IMPORTS, INC.
100 Pier 1 Place, Fort Worth, Texas 76102

PROXY

      The board of directors solicits this proxy for use at the Annual Meeting of Shareholders, June 30, 2005

      The shareholder whose signature appears on the reverse side of this proxy card hereby appoints MARVIN J. GIROUARD, MARK L. HART, JR. and J. RODNEY LAWRENCE, and each of them, proxies with full power of substitution, to represent and to vote as set forth on this proxy card all the shares of the common stock of Pier 1 Imports, Inc. held of record by the shareholder on April 27, 2005, at the Annual Meeting of Shareholders to be held at 10:00 a.m. local time on June 30, 2005 at the Fort Worth Club, Trinity Room, 306 West 7th Street, Fort Worth, Texas, and any adjournment thereof.

      This proxy, when properly executed, will be voted in the manner directed by the shareholder. If no direction is made, this proxy will be voted “FOR” the election of the directors nominated.

      You are encouraged to specify your choices by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the board of directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card or vote by telephone or the Internet.

(Continued and to be signed and dated on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Please Mark Here for
Address Change or Comments ☐
SEE REVERSE SIDE

Proposal 1. Election of Directors

FOR	FOR all nominees listed	WITHHOLD
all nominees	immediately below	AUTHORITY
listed	except withhold authority	to vote for all
immediately	for nominee(s) as set forth	nominees listed
below	below as exceptions	immediately below
☐	☐	☐

Nominees: 01 Marvin J. Girouard, 02 James M. Hoak, Jr., 03 Tom M. Thomas, 04 John H. Burgoyne, 05 Michael R. Ferrari, 06 Karen W. Katz and 07 Terry E. London

INSTRUCTIONS: Please mark only one box above. If you mark the middle box, please list your exception(s) by name on the line below.

Exceptions:

Proposal 2.	In their discretion, the proxies are authorized to vote as described in the Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.proxyvoting.com/pir

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone
1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the Internet at
www.pier1.com/investorrelations.